EXHIBIT A
VOTING AGREEMENT

VOTING AGREEMENT

     VOTING AGREEMENT, dated as of October 3, 2005 (this “Agreement”), among Brandywine Realty Trust, a Maryland real estate investment trust (“Parent”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (“Parent L.P.”and, together with Parent, the “Parent Entities”),and the undersigned holder (the “Holder”)of common shares of beneficial interest, par value $.01 per share (“Company Common Shares”),of Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”).

     WHEREAS, as of the date hereof, Holder beneficially owns the number of Company Common Shares and the number of Company Common Units set forth on the Holder signature page hereto (all other Company Common Shares so owned and all Company Common Shares that may hereafter be acquired by Holder prior to the Expiration Date (as defined in Section 3.4 hereof), whether upon exercise of options, purchase, dividend, distribution or otherwise, being referred to herein as such Holder’s “Company Shares” and all other Company Common Units so owned and all other Company Common Units that may hereafter be acquired by Holder prior to the Expiration Date, whether upon exercise of options, purchase, dividend, distribution or otherwise, being referred to herein as such Holder’s “Company Units”);

     WHEREAS, Parent, Parent L.P., Brandywine Cognac I, LLC, a Maryland limited liability company and subsidiary of Parent L.P. (“Merger Sub”), Brandywine Cognac II, LLC, a Delaware limited liability company and subsidiary of Parent L.P. (“L.P. Merger Sub”), the Company and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Company L.P.”) have entered into an Agreement and Plan of Merger, dated as of October 3, 2005 (the “Merger Agreement”), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Merger Sub with the Company (the “REIT Merger”); and

     WHEREAS, as a condition to the willingness of Parent, Parent L.P., Merger Sub and L.P. Merger Sub to enter into the Merger Agreement, the Parent Entities have required that Holder agree, and in order to induce the Parent Entities to enter into the Merger Agreement, Holder has agreed, to enter into this Agreement.

     Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.

VOTING OF COMPANY COMMON SHARES AND COMPANY COMMON UNITS

     Section 1.1.     Voting Agreements.     Until the Expiration Date, at every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Holder (in its capacity as such) shall vote or cause its Company Shares to be voted (i) in favor of approval of the Merger Agreement and the REIT Merger, (ii) in favor of each of the other transactions contemplated by the Merger Agreement and (iii) in favor of any incidental matter reasonably determined by the Parent Entities to be necessary in order to facilitate consummation of the REIT Merger. At any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances upon which their vote, consent or other approval is sought, such Holder shall vote (or cause to be voted) the Company Shares against (i) any Takeover Proposal or any action which is a component of any Takeover Proposal, (ii) any merger agreement or merger (other than the Merger Agreement, the REIT Merger and the OP Merger), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (iii) any amendment of the Company Organizational Documents, which amendment would result in a breach of a representation, warranty or covenant of the Company under the Merger Agreement or would in any manner prevent or materially impede, interfere with or delay the REIT Merger, the OP Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or (iv) any other matter that is inconsistent with the prompt consummation of the REIT Merger, the OP Merger and the other transactions contemplated by the Merger Agreement (each of clauses (i), (ii), (iii) and (iv), a “Competing REIT Transaction”).

     Section 1.2.      Grant of Irrevocable Proxy with Respect to Company Shares.     (a) Holder hereby irrevocably (to the fullest extent permitted by law) appoints Gerard H. Sweeney and Walter D’Alessio, and each of them, as Holder’s sole and exclusive attorneys and proxies, with full power of substitution and re-substitution, to vote the Company Shares and to exercise all voting, consent and similar rights of Holder with respect to the Company Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger Agreement and the REIT Merger, (ii) in favor of each of the other transactions contemplated by the Merger Agreement, (iii) in favor of any incidental matter reasonably determined by the Parent Entities to be necessary in order to facilitate the REIT Merger and (iv) against any Competing REIT Transaction. It is understood and agreed that the attorneys and proxies named above may not exercise these voting rights on any other matter except as provided above. Except as set forth in this Agreement, Holder may vote the Company Shares on all other matters.

          (b)      Upon Holder’s execution of this Agreement, any and all prior proxies given by Holder with respect to any Company Shares with respect to the matters contemplated by Section 1.2(a) are hereby revoked.

          (c)      Holder hereby affirms that the proxy set forth in this Section 1.2 is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted in consideration of the Parent Entities entering into the Merger Agreement. Holder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of the MGCL.

     Section 1.3.      Transfer of Company Shares and Company Units.

          (a)      Transferee of Company Shares and Company Units to be Bound by this Agreement. Holder agrees that, during the period from the date of this Agreement through the Expiration Date, other than by operation of Law as part of the REIT Merger or the OP Merger or in any offer to exchange Company Units as contemplated under Section 1.11 of the Merger Agreement, or the redemption or conversion of Company Common Units, Holder shall not cause or permit any Transfer (as defined below) of any of the Company Shares or Company Units to be effected without Parent’s prior written consent to such Transfer and unless each Person to which any of such Company Shares or Company Units, or any interest in any of such Company Shares or Company Units, is or may be Transferred shall have: (a) executed a counterpart of this Agreement and (b) agreed in writing to hold such Company Shares or Company Units (or interest in such Company Shares or Company Units) subject to all of the terms and provisions of this Agreement; provided, however, that Holder shall be entitled to Transfer Company Units (or any interest in such Company Units) to an immediate family member (or trust for the benefit of an immediate family member) or an Affiliate of such Holder if such family member, trust or Affiliate shall have (1) executed a counterpart of this Agreement and (2) agreed in writing to hold such Company Units (or interest in such Company Units) subject to all of the terms and provisions of this Agreement. A Person shall be deemed to have effected a “Transfer”of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

          (b)      Transfer of Voting Rights. Holder agrees that, during the period from the date of this Agreement through the Expiration Date, Holder shall not deposit (or permit the deposit of) any Company Shares or Company Units in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Holder under this Agreement with respect to any of the Company Shares and Company Units.

     Section 1.4.      No Inconsistent Actions by Holder. While this Agreement is in effect, Holder shall not revoke or rescind, or purport to revoke or rescind, the proxies granted hereby or take any action inconsistent with the provisions of this Agreement.

     Section 1.5.      Additional Documents. Holder (in its capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     Section 1.6.      No Solicitation. (a) Holder shall not, and shall use its reasonable best efforts to cause its Affiliates or Representatives not to, directly or indirectly (i) solicit, initiate, encourage or knowingly take any other action to facilitate (including by the furnishing of non-public information) the submission of any inquiry, proposal or offer from any Person (other than Parent, Merger Sub or their Affiliates) relating to, or that could reasonably be expected to lead to, any Takeover Proposal, (ii) agree to, approve or recommend any Takeover Proposal or enter into any agreement with respect to any Takeover Proposal or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; provided, however, that the foregoing does not restrict any Holder that is a member of the Company Board or an officer of the Company from taking any actions in such capacity to the extent permitted by the Merger Agreement.

          (b) In addition to the obligations of Holder set forth in paragraph (a) of this Section 1.6, Holder shall notify Parent promptly (but in any event within two business days) after receipt or occurrence of (i) any Takeover Proposal, (ii) any request for information with respect to any Takeover Proposal, (iii) any inquiry, proposal, discussions or negotiation with respect to any Takeover Proposal and (iv) the material terms and conditions of any such Takeover Proposal, request for information, inquiry, proposal, discussion or negotiation and the identity of the Person making any such Takeover Proposal, request for information, inquiry or proposal or with whom discussions or negotiations are taking place. In the event Holder shall receive or become aware of any Takeover Proposal subsequent to the date hereof, Holder shall keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such inquiry, request or Takeover Proposal.

Article II.

REPRESENTATIONS AND WARRANTIES

     Section 2.1.       Representations And Warranties Of Holder.     Holder hereby represents and warrants to the Parent Entities as follows:

          (a)      Due Organization, Authorization, etc. Holder has all requisite legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Holder. This Agreement has been duly executed and delivered by or on behalf of Holder and, assuming its due authorization, execution and delivery by the Parent Entities, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

          (b)      No Conflicts, Required Filings and Consents.

                    (i)      The execution and delivery of this Agreement by Holder does not, and the performance of this Agreement by Holder will not, (i) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Holder or by which Holder or any of Holder’s assets or properties is bound or affected or (ii) violate or conflict with any Contract to which Holder is a party or by which any of its assets or properties is bound.

                    (ii)      The execution and delivery of this Agreement by Holder does not, and the performance of this Agreement by Holder will not, require any consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity.

                    (iii)      Except for this Agreement, there are no voting trusts or other agreements or understandings, including, without limitation, any proxies, in effect governing the voting of the Company Shares or the Company Units.

          (c)      Title to Company Shares and Company Units. Holder is the beneficial owner of the Company Common Shares and the Company Common Units set forth on the Holder’s signature page hereto and holds sole and full voting rights with respect thereto other than as set forth in Sections 1.1 and 1.2 hereof. On the date hereof, Holder does not beneficially own any other Company Common Shares or Company Common Units (or any other securities or interests in the Company or Company L.P. other than pursuant to existing stock options granted under Company Incentive Plans). No other Person has any voting rights with respect to the Company Common Shares or the Company Units. In addition, the Company Common Shares and the Company Common Units held by Holder are free and clear of any Encumbrances that would adversely affect the ability of Holder to carry out the terms of this Agreement.

          (d)      Reliance on Information. Holder understands and acknowledges that the Parent Entities are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

     Section 2.2.       Representations And Warranties Of Parent and Parent L.P.      Parent and Parent L.P. hereby jointly and severally represent and warrant to Holder that: (i) each of Parent and Parent L.P. has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of Parent and Parent L.P.; and (iii) this Agreement has been duly executed and delivered by or on behalf of each of Parent and Parent L.P. and, assuming its due authorization, execution and delivery by Holder, constitutes a legal, valid and binding obligation of each of each of Parent and Parent L.P., enforceable against each of Parent and Parent L.P. in accordance with its terms.

Article III.

MISCELLANEOUS

     Section 3.1.       Expenses.     Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     Section 3.2.      Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)      if to the Parent Entities to:

          Brandywine Realty Trust
          401 Plymouth Road
          Plymouth Meeting, PA 19462
          Attn: General Counsel
          Facsimile: (610) 832-4928

          with a copy to:

          Pepper Hamilton LLP
          3000 Two Logan Square
          Philadelphia, PA 19103
          Attention: Michael H. Friedman, Esq.
          Facsimile: (215) 981-4750

(ii)      if to Holder to:

          Prentiss Properties Trust
          3890 West Northwest Highway
          Suite 400,
          Dallas, Texas 75220
          Attention: General Counsel
          Facsimile: (214)358-6443

          with a copy to:

          Akin Gump Strauss Hauer & Feld LLP
          1700 Pacific Avenue, Suite 4100
          Dallas, Texas 75201
          Attention: Michael E. Dillard, P.C.
          Fax No.: (214) 969-4343

     Section 3.3.       Incorporation of Other Provisions.     Sections 9.04, 9.05, 9.06, 9.08 and 9.10 of the Merger Agreement are hereby incorporated by reference and made a part of this Agreement, mutatis mutandis, as if restated in full herein and without regard to whether the Merger Agreement remains in effect.

     Section 3.4.      Termination.     Unless terminated earlier upon the written agreement of each of the parties hereto, this Agreement and the proxies provided herein shall terminate (the “Expiration Date”) and be of no further force and effect, automatically and without any required action of the parties hereto, upon the earlier to occur of (i) the Effective Time or (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Section 8.01 thereof; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination. Notwithstanding the foregoing, Section 3.1 hereof shall survive the Expiration Date in accordance with its terms.

     Section 3.5.      Amendment.     This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     Section 3.6.      Capacity.      No Holder entering into this Agreement who is or becomes during the term hereof a trustee or officer of the Company makes any agreement or understanding herein in his capacity as a trustee or officer. Holders signs solely in his capacity as the beneficial owner of his Company Shares and Company Units.

     Section 3.7.      Entire Agreement.     This Agreement, together with the documents expressly referred to herein, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     Section 3.8.      Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[Signature Pages Follow]

     IN WITNESS WHEREOF, Parent and Parent L.P. have caused this Agreement to be executed by their respective officers thereunto duly authorized and Holder has caused this Agreement to be duly executed by an authorized signatory, all as of the date first written above.

Brandywine Realty Trust

By: /s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

Brandywine Operating Partnership, L.P.

Brandywine Realty Trust,
its general partner

By: /s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

HOLDER

By: /s/ Thomas F. August
Name: Thomas F. August

Dated: __________, 2005	Print Name of Holder:

Address of Holder:
fax: __________

Company Shares beneficially owned:
Company Common Shares_________________
Company Common Shares
issuable upon exercise of outstanding options_____
Company Units beneficially owned:
Company Common Units_______________